* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                     AMENDMENT

This is an amendment ("Amendment") to the July 31, 1996 License Agreement between Net Perceptions, Inc. and the University of Minnesota (the "Agreement"). This Amendment is effective October 13, 1997. Capitalized terms have the same meaning as in the Agreement. Except as provided herein, the Agreement remains unchanged and effective.

     1. COMPANY will provide UNVERSITY with [*] to be used for funding research concerning the TECHNOLOGY during an Elected Academic Year (the "RESEARCH"), including direct and indirect costs, if applicable, with payment occurring on or before the 45th day following the beginning of such Elected Academic Year; any amount not so used will be refunded. Such research shall be conducted under the direction of Professor John Riedl and/or Professor Joseph Konstan. Results of that research shall be treated as IMPROVEMENTS. An "Elected Academic Year" shall mean the 97-98 academic year and, if elected by COMPANY on or before the start date for the applicable academic year, each of the 98-99 and 99-00 academic years; each Elected Academic Year will be deemed to begin on October 1 and end on September 30.

     2. Subject to compliance with state and federal securities laws and execution of COMPANY's standard option documentation, COMPANY will grant fully-vested options for a total of [*] shares of COMPANY common stock
(subject to adjustment for stock splits and combinations after the date of this Amendment and with an exercise price equal to fair market value at the time of grant) to be split between the UNIVERSITY inventors (excluding Professors John Riedl and Joseph Konstan) for each U.S. APPLICATION that COMPANY requests the UNIVERSITY to file on an IMPROVEMENT conceived or reduced to practice during an Elected Academic Year. The split between the inventors shall be determined by the inventors in light of their respective contributions to the invention disclosed in the U.S. APPLICATION. The grant date with respect to such options relating to such U.S. APPLICATION will be within 90 days after filing of that application. However, in no event will COMPANY be obligated to issue options for more than an aggregate of [*] shares (subject to adjustment for stock splits and combinations after the date of this Amendment) in connection with IMPROVEMENTS conceived or reduced to practice during the first Elected Academic Year or during any other single Elected Academic Year. In the unlikely event that more than 3 U.S. APPLICATIONS will be filed on IMPROVEMENTS conceived or reduced to practice during any given Elected Academic Year, the options specified herein to be due for each application filed shall be reduced so as to equally pro-rate the maximum aggregate total options specified herein for that Elected Academic Year. Any IMPROVEMENTS that may have been conceived or reduced to practice prior to the start date of the first Elected Academic Year shall be deemed to have been conceived or reduced to practice during the first Elected Academic Year.


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* Confidential treatment requested for redacted portion.

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     3.   Subject to COMPANY's standard evaluation license agreement terms,
COMPANY will provide Professors Riedl and Konstan access to COMPANY's most current generally available version of the GroupLens-TM- engine at no charge throughout Elected Academic Years only and only for non-commercial academic RESEARCH use during Elected Academic Years by RESEARCH participants in the laboratories of Professors Riedl and Konstan.

     4. COMPANY will sponsor three one-day reviews for RESEARCH participants during each Elected Academic Year.

     5. In exchange for the foregoing and notwithstanding Section 5.1(c) of the Agreement or otherwise, the UNIVERSITY agrees that any and all rights and licenses granted in the Agreement relating to PATENTS or APPLICATIONS based on IMPROVEMENTS conceived of on or before the end of the last Elected Academic Year, or to related PRODUCTS, are and will be fully paid and perpetually royalty free, regardless of when such PATENTS and APPLICATIONS are filed or granted, and accordingly, no royalty need be determined in connection therewith.

NET PERCEPTIONS, INC.                   UNIVERSITY OF MINNESOTA

By: /s/ Steven Snyder                   By: /s/ Todd Morrison
    ---------------------------             ---------------------------
                                               Todd Morrison, [ILLEGIBLE]
                                               Director
Title: President and CEO                Title: Sponsored Projects
                                               Administration
       --------------------------              --------------------------

Date: 10/13/97                          Date: 10/10/97
      --------------------------              --------------------------